UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012 (August 10, 2012)

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road

Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 10, 2009, Ocwen Financial Corporation (the “Company”) entered into a transition services agreement with Altisource Solutions S.à r.l. (“Altisource”), which outlined certain services the Company and Altisource would provide to each other for a time period not to exceed twenty-four months (the “Transition Services Agreement”). The Transition Services Agreement was amended on August 10, 2011, in order to extend the term of the Transition Services Agreement for an additional twelve months.

On August 10, 2012, Ocwen Mortgage Servicing, Inc. (“OMS”), a wholly owned subsidiary of the Company, entered into a support services agreement with Altisource (the “Support Services Agreement”), setting forth certain services OMS and Altisource will provide to each other, which are similar to the services the parties provided to each other pursuant to the Transition Services Agreement. The Support Services Agreement has an initial term of five years.

A copy of the Support Services Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) – (c)	Not applicable

(d)	Exhibits:

10.1	Support Services Agreement, dated as of August 10, 2012, by and between Ocwen Mortgage Servicing, Inc. and Altisource Solutions S.à r.l.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

By:	/s/ John V. Britti
John V. Britti
Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

DATE: August 16, 2012